[Schwabe Williamson & Wyatt letterhead]                              EXHIBIT 5.1


August 15, 1996



Oregon Metallurgical Corporation
530 34th Avenue, S.W.
Albany, Oregon 97321

               Re:     Registration Statement on Form S-3


Ladies and Gentlemen:

               At your request, we have examined the Registration Statement on Form S-3 to which this letter is attached as Exhibit 5.1 (as amended, the "Registration Statement") filed by Oregon Metallurgical Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 4,025,000* shares of the Company's common stock, par value $1.00 per share (the "Common Stock").

               In rendering this opinion, we have examined such documents and records as we deemed relevant, including, but not limited to, the following: the Company's Restated Articles of Incorporation, as amended and certified by the Oregon Secretary of State; Bylaws of the Company, as amended and certified by the incumbent Secretary of the Company; and copies certified by the incumbent Secretary of the Company of the resolutions adopted by the Company's Board of Directors on June 26, 1996 authorizing the registration of the Common Stock and related matters. With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.


_________________________

        *Of which shares, 525,000 are subject to an over-allotment option.

               Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry that the consideration for the shares of Common Stock to be issued will be received prior to the issuance thereof, upon which our opinions are expressly conditioned, we opine as follows:

               If, as and when such shares of Common Stock have been issued and sold in conformity with and pursuant to the Registration Statement, such shares of Common Stock will be legally issued, fully paid and non-assessable.


               We consent to the filing of this opinion as an exhibit to the Registration Statement.


                               Respectfully submitted,


                               /s/ Schwabe Williamson & Wyatt
                               Schwabe, Williamson & Wyatt, P.C.